Exhibit 1.01

Fortive Corporation

Conflict Minerals Report

For the reporting period from January 1, 2020 to December 31, 2020

This Conflict Minerals Report (the “Report”) of Fortive Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2020 to December 31, 2020.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2020. These products, which are referred to in this Report collectively as the “Covered Products,” consist of professional and engineered products, software, and services in our Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions segments and, prior to the separation of Vontier Corporation in October 2020, our former Industrial Technologies segment.

Reasonable Country of Origin Inquiry

The Company has conducted a reasonable country of origin inquiry, or RCOI, regarding the Conflict Minerals. This inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals; the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and other refiners (“smelters”) of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has structured its RCOI and due diligence processes to ultimately identify the applicable smelters of Conflict Minerals in the Company’s supply chain. Due to the overlap between the supplier/smelter RCOI and supplier/smelter due diligence processes, the supplier/smelter RCOI processes are summarized in the due diligence section of this Report.

Based on the RCOI, the Company has reason to believe that certain of its necessary Conflict Minerals may have originated in the Covered Countries and are not from recycled or scrap sources.

Due Diligence

The Company designed its due diligence process to conform with the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements as applicable for downstream companies (the “OECD Guidance”). In accordance with the OECD Guidance five-step framework, we undertook the following due diligence measures.

The Company established strong management systems according to Step 1 of the OECD Guidance. The Company’s systems included the following:

•

Policy. The Company adopted a policy related to the Conflict Minerals (the “Company Policy”), incorporating the standards set forth in the OECD Guidance. The policy states the Company’s commitment to sourcing components and materials from companies that share its values regarding respect for human rights, integrity and environmental responsibility and complying with the OECD Guidance and Section 1502 of the Dodd-Frank Act. The Company Policy also provides that the Company will exercise due diligence with its suppliers consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. In addition, the Company Policy provides that the Company will communicate to its suppliers its expectation that the suppliers commit to sourcing only from conflict-free smelters. Under the Company Policy, each Company supplier is required to provide completed Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (the “Template”) declarations. The Company Policy is available at www.fortive.com under the heading “Investors” and sub-heading “Corporate Governance.”

•

Internal Management Structure. The Company has implemented an internal management structure to execute the RCOI and due diligence process. The structure consists of a member of Company senior management with overall responsibility for the RCOI and the due diligence process; a member of the Company’s corporate procurement department with dedicated responsibility for the design and execution of the RCOI and due diligence process; and an appointed employee at each of the Company’s operating companies with responsibility for discharging the operating company’s responsibilities in connection with the RCOI and due diligence process.

•

Design of Supplier Engagement Process. The Company implemented a process to collect required supplier and smelter RCOI and due diligence data. Details on the supply chain data gathering process are provided below.

•	Strengthen Company Engagement With Suppliers. The Company directly engaged suppliers as further discussed below.

•	Grievance Mechanism. The Company has established a dedicated channel that provides a mechanism to report violations of our policies or other concerns by contacting conflictminerals@fortive.com.

The Company designed its supplier due diligence process to identify the smelters and assess risk in the Company’s supply chain in accordance with Step 2 of the OECD Guidance. The Company’s supplier due diligence process included the following:

•

The Company identified the suppliers that presented the greatest risk in the Company’s supply chain and emailed to each such supplier a copy of the Company Policy and a link to the Template and requested that such supplier return to the Company a completed Template with respect to all components and materials that such supplier provides to the Company.

•	As necessary, the Company educated suppliers regarding the reasons for requesting the Conflict Minerals data and answered supplier questions relating thereto.

•	The Company followed up with the suppliers that did not respond to the Company’s initial outreach, and also followed up with suppliers who submitted data that appeared to be incomplete or incorrect.

•	The Company amalgamated supplier provided smelters into a single unique list of smelters.

Some of the Company’s suppliers were unable to identify the smelters or countries of origin in their supply chain, some suppliers responded by providing information related to all of the items the supplier produces without identifying smelters specific to the items purchased by the Company, and some suppliers included names of smelters that we believe may have been misidentified as smelters or that are not operational. The Company followed up with the suppliers that did not respond to the Company’s initial outreach, and also followed up with suppliers that submitted data in the Template that appeared to be incomplete or incorrect.

With respect to each smelter identified by the Company’s supply chain that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the RMI’s Responsible Minerals Assurance Process (“RMAP”), the Company, with the assistance of an outside consultant, reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. With respect to each smelter identified by the Company’s supply chain that is sourcing from or as to which there is reason to believe may be sourcing from the Covered Countries, the Company did not audit such smelters but instead relied on the RMAP, and if the smelter has not been audited and recognized as conflict free by the RMAP, the Company conducted risk mitigation on the smelter according to Step 3B of the OECD Guidance.

The Company’s internal team supporting the Company’s compliance with the Company Policy and the applicable regulations consolidated such data provided by the Company’s suppliers, as well as the findings from the Company’s outside consultant, for periodic reporting to the Company’s senior management consistent with Step 3A of the OECD Guidance. In addition, consistent with Step 3 of the OECD Guidance, throughout the due diligence process, the Company identified the applicable risks associated with our supply chain relating to Conflict Minerals for mitigation as discussed below under “Risk Mitigation and Due Diligence Improvement.”

Annual Report on Supply Chain Due Diligence

In accordance with Step 5 of the OECD Guidance, this Conflict Minerals Report has been filed with the U.S. Securities and Exchange Commission. The Conflict Minerals Report is also available at www.fortive.com (under the heading “Investors” and “Corporate Social Responsibility – Policies & Statements.”)

Results of Due Diligence

The responses provided by the Company’s suppliers resulted in the identification of 313 unique smelters that may have been the source of Conflict Minerals contained in products we contracted to manufacture in 2020. These smelters are identified in Annex I to this report. In addition, Annex II identifies the known and/or possible countries of origin of Conflict Minerals used by the unique smelters identified through the responses provided by the Company’s suppliers.

The Company determined that 43 of the identified smelters source, or there is reason to believe may source, from the Covered Countries. The Company compared these smelters to the list of smelters that have been audited and recognized as conflict free by the RMAP and, for those smelters that have not been recognized as conflict free by the RMAP, worked with our outside consultant to conduct risk mitigation in accordance with Step 3B of the OECD Guidance, including performing additional due diligence to determine if there was any reason to believe such smelter directly or indirectly finances or benefits armed groups in the Covered Countries.

Notwithstanding these steps, due to the lack of product-level detail provided by the suppliers, the Company was unable to confirm that the necessary Conflict Minerals in its products were processed by any particular smelter or smelters or originated in any particular country.

Risk Mitigation and Due Diligence Improvement

The Company expects to take the following steps to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

•

continue to seek to include in new supplier contracts a commitment by the supplier to take steps necessary to (a) enable the Company to comply with the Rule, and (b) with respect to smelters in Fortive’s supply chain that source from the Covered Countries, source only from smelters that have obtained a “conflict-free” designation from an independent, third-party auditor; and

•	continue to engage with suppliers to improve the accuracy and completeness of the information provided to the Company about the Company’s supply chain.

Cautionary Statement about Forward-Looking Statements

Certain statements included in this report are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future actions or results, and actual actions or results may differ materially from the actions and results contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Information regarding the factors that may cause actual results to differ materially from these forward-looking statements may be found in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date of this report and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

ANNEX I

Unique Smelters Identified by Fortive Corporation’s Suppliers

Conflict Mineral	Smelter Name	Country Location of Smelter

Gold	8853 S.p.A.	Italy

Gold	Abington Reldan Metals, LLC	United States of America

Gold	Advanced Chemical Company	United States of America

Gold	African Gold Refinery*	Uganda

Gold	Aida Chemical Industries Co., Ltd.	Japan

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil

Gold	Argor-Heraeus S.A.	Switzerland

Gold	Asahi Pretec Corp.	Japan

Gold	Asahi Refining Canada Ltd.	Canada

Gold	Asahi Refining USA Inc.	United States of America

Gold	Asaka Riken Co., Ltd.	Japan

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	AU Traders and Refiners	South Africa

Gold	Augmont Enterprises Private Limited*	India

Gold	Aurubis AG	Germany

Gold	Bangalore Refinery	India

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Boliden AB	Sweden

Gold	C. Hafner GmbH + Co. KG	Germany

Gold	C.I Metales Procesados Industriales SAS	Colombia

Gold	Caridad	Mexico

Gold	CCR Refinery - Glencore Canada Corporation	Canada

Gold	Cendres + Métaux S.A.	Switzerland

Gold	CGR Metalloys Pvt. Ltd.	India

Gold	Chimet S.p.A.	Italy

Gold	Chugai Mining	Japan

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	Dijllah Gold Refinery FZC*	United Arab Emirates

Gold	DODUCO Contacts and Refining GmbH	Germany

Gold	Dowa	Japan

Gold	DS PRETECH Co., Ltd.	Republic of Korea

Gold	DSC (Do Sung Corporation)	Republic of Korea

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan

Gold	Emirates Gold DMCC	United Arab Emirates

Gold	Fidelity Printers and Refiners Ltd.*	Zimbabwe

Gold	Fujairah Gold FZC*	United Arab Emirates

Gold	Geib Refining Corporation	United States of America

Gold	Gold Coast Refinery	Ghana

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Gujarat Gold Centre	India

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Heimerle + Meule GmbH	Germany

Gold	Henan Yuguang Gold & Lead Co., Ltd.	China

Gold	Heraeus Metals Hong Kong Ltd.	China

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

Gold	HwaSeong CJ Co., Ltd.	Republic of Korea

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

Gold	International Precious Metal Refiners*	United Arab Emirates

Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Conflict Mineral	Smelter Name	Country Location of Smelter

Gold	Istanbul Gold Refinery	Turkey

Gold	Italpreziosi	Italy

Gold	JALAN & Company	India

Gold	Japan Mint	Japan

Gold	Jiangxi Copper Co., Ltd.	China

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Uralelectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	Kaloti Precious Metals*	United Arab Emirates

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kazzinc	Kazakhstan

Gold	Kennecott Utah Copper LLC	United States of America

Gold	KGHM Polska Miedź Spółka Akcyjna	Poland

Gold	Kojima Chemicals Co., Ltd.	Japan

Gold	Korea Zinc Co., Ltd.	Republic of Korea

Gold	Kundan Care Products Ltd.	India

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	L’Orfebre S.A.	Andorra

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	LS-NIKKO Copper Inc.	Republic of Korea

Gold	LT Metal Ltd.	Japan

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Marsam Metals	Brazil

Gold	Materion	United States of America

Gold	Matsuda Sangyo Co., Ltd.	Japan

Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Gold	Metalor Technologies (Suzhou) Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter

Gold	Metalor Technologies S.A.	Switzerland

Gold	Metalor USA Refining Corporation	United States of America

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico

Gold	Mitsubishi Materials Corporation	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MMTC-PAMP India Pvt., Ltd.	India

Gold	Modeltech Sdn Bhd	Malaysia

Gold	Morris and Watson	New Zealand

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	NH Recytech Company	Republic of Korea

Gold	Nihon Material Co., Ltd.	Japan

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold	OJSC Novosibirsk Refinery	Russian Federation

Gold	PAMP S.A.	Switzerland

Gold	Pease & Curren	United States of America

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Planta Recuperadora de Metales SpA	Chile

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

Gold	PX Précinox S.A.	Switzerland

Gold	QG Refining, LLC	United States of America

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	Remondis PMR B.V.	Netherlands

Gold	Royal Canadian Mint	Canada

Conflict Mineral	Smelter Name	Country Location of Smelter

Gold	SAAMP	France

Gold	Sabin Metal Corp.	United States of America

Gold	Safimet S.p.A.	Italy

Gold	SAFINA A.S.	Czech Republic

Gold	Sai Refinery	India

Gold	Samduck Precious Metals	Republic of Korea

Gold	Samwon Metals Corp.	Republic of Korea

Gold	SAXONIA Edelmetalle GmbH	Germany

Gold	SEMPSA Joyería Platería S.A.	Spain

Gold	Shandong Humon Smelting Co., Ltd.	China

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Gold	Shirpur Gold Refinery Ltd.*	India

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Gold	Singway Technology Co., Ltd.	Taiwan, Province of China

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China

Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Sudan Gold Refinery*	Sudan

Gold	Sumitomo Metal Mining Co., Ltd.	Japan

Gold	SungEel HiMetal Co., Ltd.	Republic of Korea

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China

Gold	T.C.A S.p.A	Italy

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China

Gold	Tokuriki Honten Co., Ltd.	Japan

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter

Gold	Tony Goetz NV*	Belgium

Gold	TOO Tau-Ken-Altyn	Kazakhstan

Gold	Torecom	Republic of Korea

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium

Gold	United Precious Metal Refining, Inc.	United States of America

Gold	Valcambi S.A.	Switzerland

Gold	Western Australian Mint trading as The Perth Mint	Australia

Gold	WIELAND Edelmetalle GmbH	Germany

Gold	Yamakin Co., Ltd.	Japan

Gold	Yokohama Metal Co., Ltd.	Japan

Gold	Yunnan Copper Industry Co., Ltd.	China

Gold	Zhongkuang Gold Industry Co., Ltd.	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Tantalum	Asaka Riken Co., Ltd.	Japan

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Tantalum	D Block Metals, LLC	United States of America

Tantalum	Exotech Inc.	United States of America

Tantalum	F&X Electro-Materials Ltd.	China

Tantalum	FIR Metals & Resource Ltd.	China

Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Global Advanced Metals Boyertown	United States of America

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China

Tantalum	H.C. Starck Co., Ltd.	Thailand

Tantalum	H.C. Starck Hermsdorf GmbH	Germany

Tantalum	H.C. Starck Inc.	United States of America

Tantalum	H.C. Starck Ltd.	Japan

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany

Conflict Mineral	Smelter Name	Country Location of Smelter

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

Tantalum	Jiangxi Tuohong New Raw Material	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Tantalum	JiuJiang Tanbre Co., Ltd.	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tantalum	KEMET Blue Metals	Mexico

Tantalum	LSM Brasil S.A.	Brazil

Tantalum	Metallurgical Products India Pvt., Ltd.	India

Tantalum	Mineração Taboca S.A.	Brazil

Tantalum	Mitsui Mining & Smelting	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	NPM Silmet AS	Estonia

Tantalum	PRG Dooel	Macedonia

Tantalum	QuantumClean	United States of America

Tantalum	Resind Indústria e Comércio Ltda.	Brazil

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	Taki Chemical Co., Ltd.	Japan

Tantalum	Telex Metals	United States of America

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

Tin	Alpha	United States of America

Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China

Tin	China Tin Group Co., Ltd.	China

Tin	CV Venus Inti Perkasa	Indonesia

Conflict Mineral	Smelter Name	Country Location of Smelter

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China

Tin	Dowa	Japan

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam

Tin	EM Vinto	Bolivia

Tin	Estanho de Rondônia S.A.	Brazil

Tin	Fenix Metals	Poland

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Tin	HuiChang Hill Tin Industry Co., Ltd.	China

Tin	Jiangxi New Nanshan Technology Ltd.	China

Tin	Luna Smelter, Ltd.	Rwanda

Tin	Ma’anshan Weitai Tin Co., Ltd.	China

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Melt Metais e Ligas S.A.	Brazil

Tin	Metallic Resources, Inc.	United States of America

Tin	Metallo Belgium N.V.	Belgium

Tin	Metallo Spain S.L.U.	Spain

Tin	Mineração Taboca S.A.	Brazil

Tin	Minsur	Peru

Tin	Mitsubishi Materials Corporation	Japan

Tin	Modeltech Sdn Bhd	Malaysia

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam

Tin	Novosibirsk Processing Plant Ltd.	Russian Federation

Conflict Mineral	Smelter Name	Country Location of Smelter

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	Operaciones Metalurgical S.A.	Bolivia

Tin	Pongpipat Company Limited	Myanmar

Tin	Precious Minerals and Smelting Limited	India

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Serumpun	Indonesia

Tin	PT Menara Cipta Mulia	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Tin	PT Mitra Sukses Globalindo	Indonesia

Tin	PT Prima Timah Utama	Indonesia

Tin	PT Rajawali Rimba Perkasa	Indonesia

Tin	PT Rajehan Ariq	Indonesia

Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Timah Tbk Kundur	Indonesia

Tin	PT Timah Tbk Mentok	Indonesia

Tin	Resind Indústria e Comércio Ltda.	Brazil

Tin	Rui Da Hung	Taiwan, Province of China

Tin	Soft Metais Ltda.	Brazil

Tin	Super Ligas	Brazil

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam

Tin	Thaisarco	Thailand

Tin	Tin Technology & Refining	United States of America

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam

Tin	White Solder Metalurgia e Mineração Ltda.	Brazil

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Tin	Yunnan Tin Company Limited	China

Conflict Mineral	Smelter Name	Country Location of Smelter

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Tungsten	A.L.M.T. Corp.	Japan

Tungsten	ACL Metais Eireli	Brazil

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China

Tungsten	China Molybdenum Tungsten Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China

Tungsten	Cronimet Brasil Ltda.	Brazil

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten	GEM Co., Ltd	China

Tungsten	Global Tungsten & Powders Corp.	United States of America

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany

Tungsten	H.C. Starck Tungsten GmbH	Germany

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	Japan New Metals Co., Ltd.	Japan

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation

Tungsten	Kennametal Fallon	United States of America

Tungsten	Kennametal Huntsville	United States of America

Tungsten	KGETS Co., Ltd.	Republic of Korea

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Tungsten	Masan Tungsten Chemical LLC (MTC)	China

Tungsten	Moliren Ltd	Russian Federation

Tungsten	Niagara Refining LLC	United States of America

Tungsten	NPP Tyazhmetprom LLC	Russian Federation

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam

Tungsten	Unecha Refractory Metals Plant	Russian Federation

Tungsten	Wolfram Bergbau und Hütten AG	Austria

Tungsten	Woltech Korea Co., Ltd.	Republic of Korea

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

*	Smelters believed to be sourcing from the Covered Countries that are not RMAP compliant.

ANNEX II

Known and/or Possible Countries of Origin Based on Information Provided by Fortive Corporation’s Suppliers

Gold	Tantalum	Tin	Tungsten

AUSTRALIA	BRAZIL	AUSTRALIA	BOLIVIA

BRAZIL	BURUNDI	BOLIVIA	BRAZIL

BULGARIA	CHINA	BRAZIL	BURUNDI

BURKINA FASO	DEMOCRATIC REPUBLIC OF THE CONGO	BURUNDI	CHINA

CANADA	RUSSIAN FEDERATION	CHINA	DEMOCRATIC REPUBLIC OF THE CONGO

CHILE	RWANDA	DEMOCRATIC REPUBLIC OF THE CONGO	MONGOLIA

CHINA	THAILAND	INDIA	PORTUGAL

COLOMBIA	UNITED STATES OF AMERICA	INDONESIA	RUSSIAN FEDERATION

GEORGIA		LAOS	RWANDA

GHANA		MYANMAR	THAILAND

HONDURAS		NAMIBIA	VIETNAM

INDIA		PERU

INDONESIA		PORTUGAL

IVORY COAST		RUSSIAN FEDERATION

JAPAN		RWANDA

KAZAKHSTAN		THAILAND

KYRGYZSTAN		VIETNAM

MALI

MEXICO

NEW ZEALAND

PAPUA NEW GUINEA

PERU

PHILIPPINES

POLAND

RUSSIAN FEDERATION

SOUTH AFRICA

SOUTH KOREA

SUDAN

Gold	Tantalum	Tin	Tungsten

SWEDEN

TAJIKISTAN

TANZANIA

TURKEY

UGANDA

UNITED STATES OF AMERICA

UZBEKISTAN

ZAMBIA

ZIMBABWE